Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

of

CHYRON CORPORATION

Amended as of March 6, 2013

I.           Shareholders

A. Annual Meeting.  A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the State of New York, at 10:00 A.M. on the first Tuesday in November, or at such other place within or without the State of New York, at such other time and on such date as may from time to time be fixed by the Board of Directors, for the election of directors and for the transaction of such other business as may come before the meeting.

B. Special Meetings.  Special meetings of shareholders of the Corporation may be called by the Board of Directors or the Chairman, and shall be called by the Secretary upon the written request of shareholders of record holding at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting.  Special meetings shall be held at such place within or without the State of New York, at such time and on such date as shall be specified in the call thereof.  At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting.

C. Notice of Meetings.  Written notice of each meeting of shareholders stating the place, date and hour thereof and, unless it is an annual meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting, shall be given personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

D. Waiver of Notice.  Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

E. Adjournment.  When any meeting of shareholders is adjourned to another time or place, it should not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  However, if after such adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

F. Quorum.  Except as otherwise provided by law, the holders of a majority of the shares entitled to vote at any meeting of shareholders, shall constitute a quorum thereat for the transaction of any business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.  The shareholders present may adjourn a meeting despite the absence of a quorum.

G. Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.  Every proxy must be signed by the shareholder or his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

H. Voting.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders.  Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election.  Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

I. Action Without a Meeting.  Any action required or permitted to be taken by shareholders by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

J. Record Date.  The Board of Directors may fix, in advance, a date, which date shall not be more than sixty nor less than ten days before the date of any meeting of shareholders nor more than sixty days prior to any other action, as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.  When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

II.           Directors

A. Number and Qualifications.  The number of directors constituting the entire Board of Directors shall be three or such other number, but not more than ten nor less than three, as a majority of the entire Board of Directors may from time to time determine, except that where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.  Directors need not be shareholders of the Corporation.  Each of the directors shall be at least eighteen years of age.

B. Election and Term of Office.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders.  Each director shall hold office until the expiration of such term, and until his or her successor has been elected and qualified, unless he or she sooner die, resign or be removed.

C. Meetings.  A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of shareholders.  Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman or by a majority of the directors then in office.  Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New York or at such other place within or without the State of New York as may from time to time be fixed by the Board of Directors.

D. Notice of Meetings; Adjournment.  No notice need be given of the first meeting of the Board of Directors after the annual meeting of shareholders or of any other regular meeting of the Board of Directors, provided the time and place of such meetings are fixed by the Board of Directors.  Notice of each special meeting of the Board of Directors and of each regular meeting the time and place of which has not been fixed by the Board of Directors, specifying the place, date and time thereof, shall be given personally, by mail or telegraphed to each director at his or her address as such address appears upon the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting.  Notice of any meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.  Notice of any directors’ meeting or any waiver thereof need not state the purpose of the meeting.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

E. Quorum; Voting.  At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.  Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

F. Participation by Telephone.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

G. Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

H. Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, with such lawfully delegable powers and duties as it thereby confers.  Each such committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval pursuant to law, (b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.  Each such committee shall serve at the pleasure of the Board of Directors.

I. Removal; Resignation.  Any or all of the directors may be removed for cause or without cause by vote of the shareholders, and any of the directors may be removed for cause by action of the Board of Directors.  Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

J. Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of the Board of Directors or by vote of the shareholders.  If any newly created directorship or vacancy is to be filled by vote of the Board of Directors and the number of directors then in office is less than a quorum, such newly created directorship or vacancy may be filled by vote of a majority of the directors then in office.  A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor been elected and qualified, and any director elected by the shareholders to fill a vacancy shall hold office for the un- expired term of his or her predecessor unless, in either case, he or she shall sooner die, resign or be removed.

III.           Officers

A. Election; Qualification.  At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of shareholders, the Board of Directors shall elect or appoint a Chairman of the Board, one or more Vice Chairman, a Chief Executive Officer, a President, one or more Vice- Presidents, a Secretary and a Treasurer, and may elect or appoint at such time and from time to time such other officers as it may determine.  No officer need be a director of the Corporation.  Except as otherwise provided by law, one person may be elected or appointed to more than one office.  When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

B. Term of Office; Vacancies.  All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders.  Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

C. Removal; Resignation.  Any officer may be removed by the Board of Directors with or without cause.  Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

D. Powers and Duties of the Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the shareholders and the Board of Directors.  The Chairman of the Board shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

E. Powers and Duties of the Vice Chairman.  The Vice Chairman, if any, shall perform the duties of the Chairman of the Board in the absence or inability to act of the Chairman of the Board.  The Vice Chairman shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

F. Powers and Duties of the Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and direction of all of the other officers (other than the Chairman of the Board or any Vice Chairman), employees and agents of the Corporation.  The Chief Executive Officer shall also have the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board of Directors and shall have the power and authority to sign all contracts and other instruments of the Corporation which are authorized.  Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board or any Vice Chairman, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors.

G. Powers and Duties of the President.  The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer or the Board of Directors.   The President shall have general charge and supervision of its business, affairs, administration and operations.  The President may also be appointed as the Chief Operating Officer.  The President shall from time to time make such reports concerning the Corporation as the Board of Directors may direct.  The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.  In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall have general supervision and direction of all of the officers (other than the Chairman of the Board or any Vice Chairman), employees and agents of the Corporation.

H. Powers and Duties of the Vice-Presidents.  Each of the Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

I. Powers and Duties of the Secretary.  The Secretary shall record and keep the minutes of all meetings of shareholders and of the Board of Directors.  The Secretary shall attend to the giving and serving of all notices by the Corporation.  The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such books and records as the Board of Directors may direct.  The Secretary shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed such seal to such contracts, instruments and other documents as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

J. Powers and Duties of the Treasurer.  The Treasurer shall be the custodian of all funds and securities of the Corporation.  Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements.  The Treasurer shall at all reasonable times exhibit the Corporation’s books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours.  The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

K. Delegation.  In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

IV.           Shares

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Business Corporation Law of the State of New York, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates issued to a stockholder of the Corporation shall be signed by the Chairman of the Board, Vice Chairman or the President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.  Each certificate representing shares shall state upon the face thereof (a) that the Corporation is formed under the laws of the State of New York, (b) the name of the person or persons to whom it is issued, (c) the number and class of shares which such certificate represents and (d) the designation of the series, if any, which such certificate represents.

V.           Execution of Documents

All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

VI.           Seal

The seal of the Corporation shall contain the name of the Corporation, the words “Corporate Seal,” the year of its organization, and the words “New York.”

VII.           Indemnification of Directors, Officers, Employees and Agents.

Any director, officer, employee, or agent of the Corporation made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative, or investigative, and whether or not the claim asserted against such person is based on matters which antedate the adoption of this Article VII, by reason of the fact that he, his testator, or his intestate then, is, or was a director, officer, employee, or agent of the Corporation, or then serves or has served any other entity in any capacity at the request of the Corporation, shall be indemnified by the Corporation against any and all expenses (including reasonable attorneys’ fees and expenses), costs, judgments, and fines, and any amounts paid in settlement of a claim to the full extent that officers and directors are permitted to be indemnified by the laws of the State of New York at the time such expenses, costs, judgments, fines, and amounts are paid, or at the time the acts or  omissions complained of occurred, whichever give the greater protection.

VIII.           Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

IX.           Amendment of By-Laws

Except as otherwise provided by law, these By-Laws may be amended or repealed, and any new By-Law may be adopted, by vote of the holders of the Shares at the time entitled to vote in the election of any directors or by a majority of the entire Board of Directors, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

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